UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K /A

AMENDED CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2008.

SCOUT EXPLORATION, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	0-52280 (Commission File Number)	98-0504670 (IRS Employer Identification No.)

32 Executive Park, Suite 105 Irvine, California (Address of principal executive offices)	92614 (Zip Code)

Registrant's telephone number, including area code 949.265.7717

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Reference is made to Item 2.01 in this report for a description of that certain written Share Purchase Agreement by and among Brian Mahood and Kerrisdale Resources Ltd., an Alberta corporation.  The effective date of that agreement is January 1, 2008.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 18, 2008, we entered into a Share Purchase Agreement by and among Brian Mahood, defined therein as the “Vendor,” and Kerrisdale Resources Ltd., an Alberta corporation, defined therein as the “Company” (the “Agreement”).  The effective date of the Agreement is January 1, 2008.  Pursuant to the provisions of the Agreement, we purchased from Mr. Mahood one hundred (100) class A voting shares of Kerrisdale Resources Ltd. (the “Shares).

The purchase price for the Shares is $775,000 CDN (the “Purchase Price”), and  $25,000 of the Purchase Price was paid by us to Mr. Mahood on the date that we signed a Letter of Intent with him.  Additionally, $400,000 of the Purchase Price was paid by us to Mr. Mahood on the closing of the transaction contemplated by the provisions of the Agreement.  The remaining $350,000 of the Purchase Price has been assumed by Kerrisdale Resources Ltd. and, accordingly, Kerrisdale Resources Ltd. is obligated to pay $350,000 to Mr. Mahood on the terms and subject to the conditions of the Agreement (the “Principal Amount”).  Interest is to accrue on the Principal Amount at an annual rate of 6.75%.

On June 18, 2008, as security for the Principal Amount, Kerrisdale Resources Ltd. and Brian Mahood entered into a General Security Agreement, the effective date of which is January 1, 2008 (the “Security Agreement”).  Pursuant to the provisions of the Security Agreement, Kerrisdale Resources Ltd. granted to Mr. Mahood a continuing security interest in and to all (i) personal property of Kerrisdale Resources Ltd., including goods, chattel paper, securities, documents of title, instruments, money, intangibles; (ii)  real property of Kerrisdale Resources Ltd., including all charges on land or interests in land and petroleum and natural gas leases described in the Security Agreement; and (iii) parts, accessories, attachments, equipment, additions, accretions thereto and property thereof, together with any equipment or accessories placed upon repairs made to the foregoing during the term of the Security Agreement.

Additionally, pursuant to the provisions of the Agreement, we have agreed to pay Kerrisdale Consulting Inc., a corporation owned by Mr. Mahood, the principal amount of $1,000 CDN , exclusive of applicable Canadian Goods and Services taxes per month for one year commencing January 1, 2008, in consideration for consulting services to be performed by Mr. Mahood for us in connection with operations of Kerrisdale Resources Ltd., including geological and management advice.  On June 18, 2008, we entered into a Management Agreement with Kerrisdale Consulting Inc., pursuant to the provisions of which those management services are to be performed (the “Management Agreement”).  On June 18, 2008, we paid Mr. Mahood $6,000 CDN plus applicable Canadian Goods and Services Taxes pursuant to the provisions of the Management Agreement.  The effective date of the Management Agreement is January 1, 2008.

Pursuant to the provisions of the Agreement, we agreed to pay Kerrisdale Consulting Inc. $500 CDN per month , exclusive of applicable Canadian Goods and Services tax,  for a period of one year commencing January 1, 2008, as rent pursuant to a sublease by us of office space located at Suite 600, Sixth Avenue S.W., Calgary, Alberta T2P 0S5.

We do not have available to include with this report the required financial statements of Kerrisdale Resources Ltd.  Accordingly, no such financial statements are included with this report.  We anticipate that those financial statements will be filed no later than October 31, 2008.

Attached to that Current Report on Form 8-K that we filed with the Securities and Exchange Commission on August 14, 2008, is a copy of a previous “draft” version of the Agreement, which is not the agreement which we, in fact, signed.  Attached to this Amended Current Report on Form 8-K as Exhibit 10.1 is a copy of the Agreement, as we signed it.

A copy of the Management Agreement is attached to this report marked Exhibit 10.2.  A copy of the Security Agreement is attached to this report marked Exhibit 10.3.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Share Purchase Agreement entered into June 18, 2008, and effective as of January 1, 2008, by and among Brian Mahood; Scout Exploration, Inc.; and Kerrisdale Resources Ltd.
Exhibit 10.2	Management Agreement entered into June 18, 2008, and effective as of January 1, 2008, by and among Scout Exploration, Inc. and Kerrisdale Consulting Inc.
Exhibit 10.3	General Security Agreement entered into June 18, 2008, and effective as of January 1, 2008, by and among Kerrisdale Resources Ltd. and Brian Mahood.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28 , 2008

SCOUT EXPLORATION, INC.

By:    /s/ Jason Walsh
Name: Jason Walsh
Title:   Secretary

EXHIBIT INDEX

Number	Exhibit
Exhibit 10.1	Share Purchase Agreement entered into June 18, 2008, and effective as of January 1, 2008, by and among Brian Mahood; Scout Exploration, Inc.; and Kerrisdale Resources Ltd.
Exhibit 10.2	Management Areement entered into June 18, 2008, and effective as of January 1, 2008, by and among Scout Exploration, Inc. and Kerrisdale Consulting Inc.
Exhibit 10.3	General Security Agreement entered into June 18, 2008, and effective as of January 1, 2008, by and among Kerrisdale Resources Ltd. and Brian Mahood.